Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Sipup Corporation Inc. (the “registrant”) does hereby certify, to such officer’s knowledge, that:

(1)

the Quarterly Report on Form 10-Q for the quarter ended February 28, 2018 (the “Form 10-Q”) of the registrant fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 25, 2019	By:	/s/ Yochai Ozeri
Yochai Ozeri, Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.